EXHIBIT 10.8

SOFTWARE PURCHASE AGREEMENT

     This SOFTWARE PURCHASE AGREEMENT, dated as of December 31, 2003 (the “Agreement”), is by and between Teknik Digital Arts Inc., a Nevada corporation (the “Buyer”) and Fortune Labs LLC, a Nevada limited liability company (“Seller”).

RECITALS

     A. Seller owns certain Software (defined below) that it uses in the conduct of its business.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Software described herein upon the terms and subject to the conditions of this Agreement.

AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          “Closing Date” shall mean the date hereof or such other date as Buyer and Seller shall mutually agree upon.

          “Encumbrance” shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing, and any contingent sale or other title retention agreement or lease in the nature thereof.

          “Representative” shall mean any officer, director, principal, attorney, agent, employee or other representative.

          “Software” means the software called “Spameater Antispam,” which is a software application designed to filter spam e-mails, as further described in Exhibit A hereto.

     1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section or Exhibit
Closing	4.1
Credits	3.3
Damages	7.2.1
Excluded Liabilities	2.3
IP Rights	5.7
Purchase Price	2.4.1

ARTICLE 2

PURCHASE AND SALE OF SOFTWARE

     2.1 Transfer of Software. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, all of the rights, title and interest of Seller in and to the Software.

     2.2 Assignment of Intellectual Property. Seller hereby assigns to Buyer, its successors and assigns, all right, title and interest in and to the intellectual property related to the Software (including, but not limited to all applications, registrations and grants of copyrights, patents and trademarks (together with good will), trade secrets, and other proprietary rights therein (including renewals thereof)).

     2.3 Excluded Liabilities. Buyer shall not assume, or otherwise be responsible for, any of Seller’s liabilities or obligations with respect to the Software, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, whether arising out of occurrences prior to, at or after the Closing Date (collectively, “Excluded Liabilities”).

     2.4 Purchase Price.

          2.4.1 Purchase Price. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller in consideration for the Software the consideration described below (the “Purchase Price”):

               2.4.1.1 Buyer shall issue to Seller an aggregate of 100,000 shares of common stock of Buyer (the “Buyer Common Stock”), which shares shall be restricted securities as such term is defined under the U.S. federal securities laws.

               2.4.1.2 Buyer shall issue to Seller a warrant to purchase an aggregate of 40,000 shares of Buyer Common Stock at a per share exercise price of $2.50 if exercised within 30 days of the date Buyer obtains an effective registration statement registering the resale of such shares, which exercise price shall increase to $5.00 per share thereafter. The warrant shall be in substantially the same form of Exhibit B attached hereto.

               2.4.1.3 Buyer and Chris Fortune shall enter into a Consulting Agreement in substantially the form of Exhibit C attached hereto.

     2.5 Closing Costs; Transfer Taxes and Fees. Seller shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfer of Software provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Buyer shall pay all costs of applying for new licenses, if any, related to the Software and obtaining the transfer of existing licenses, which may be lawfully transferred. Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 4.2.1, and shall pay the fees and costs of recording or filing all UCC termination statements and other releases of Encumbrances.

ARTICLE 3

REGISTRATION RIGHTS; STOCK PURCHASE OBLIGATION

          3.1.1 Piggy-Back Registration. If Buyer proposes to register (including for this purpose a registration effected by Buyer for its stockholders) any of its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of such securities, on a registration form that would also allow the registration of the Buyer Common Stock (other than a registration relating solely to the sale of securities to participants in a Buyer stock plan, a registration relating to corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), Buyer shall:

2

                         (i) promptly give to Seller written notice of Buyer registration (which shall include the number of shares Buyer or other holders propose to register and, if known, the name of the proposed underwriter); and

                         (ii) use its best efforts to include in such registration all the Buyer Common Stock specified in a written request or requests, made by Seller within fifteen (15) days after the date of delivery of the written notice from Buyer described in clause (i) above.

     Buyer shall not be required to effect a registration pursuant to this Section 3.1 if Seller, after having been afforded an opportunity to include its shares of Buyer Common Stock in a Buyer registration in accordance with this Section 3.1, elects not to include all of its shares of Buyer Common Stock in such registration.

     3.2 Stock Purchase. As a material condition to Buyer’s purchase of the Software, Seller hereby agrees to purchase 40,000 shares of validly issued, fully paid and nonassessable shares of Buyer Common Stock (the “Purchased Shares”) at a per share purchase price of $2.50 (the “Stock Purchase Price”), which amount shall be payable on the Closing Date by wire transfer of immediately available funds to an account designated by Buyer.

ARTICLE 4

CLOSING

     4.1 Closing. The Closing of the transactions contemplated herein (the “Closing”) shall be held on the Closing Date at a time and place as the parties shall mutually agree.

     4.2 Conveyances at Closing.

          4.2.1 Seller’s Closing Deliveries. To effect the sale and transfer referred to in Section 2.1 and hereof and the purchase referred to in Section 3.2, Seller will, at the Closing, execute or cause to be executed, as appropriate, and deliver to Buyer:

               4.2.1.1 one or more bills of sale, each in the form of Exhibit D attached hereto, conveying in the aggregate all of Seller’s ownership in the Software, free and clear of all Encumbrances;

               4.2.1.2 the Consulting Agreement, executed by Christ Fortune;

               4.2.1.3 the Stock Purchase Price;

               4.2.1.4 all documents necessary to release the Software from all Encumbrances, if any, which documents shall be in a form reasonably satisfactory to Buyer; and

               4.2.1.5 such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Software in accordance with the provisions hereof.

          4.2.2 Buyer’s Closing Deliveries. To effect the sale and transfer referred to in Section 2.1 hereof, Buyer will, at the Closing, execute and deliver to Seller:

               4.2.2.1 the Buyer Common Stock and the Purchased Shares;

               4.2.2.2 the Warrant;

               4.2.2.3 the Consulting Agreement; and

3

               4.2.2.4 such other instruments as the parties shall mutually agree upon in order to vest Buyer title in and to the Software in accordance with the provisions hereof and to carry into effect the purpose and intent of this Agreement.

          4.2.3 Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the recipient.

          4.2.4 Consents. Subject to Section 8.3, Seller shall deliver all third party consents required for the valid transfer of the Software as contemplated by this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     5.1 Organization of Seller. Seller is a Nevada limited liability company duly formed, validly existing and in good standing under the laws of the State of Nevada.

     5.2 Authorization. The Seller has all requisite power and authority, and has taken all action necessary, to own, lease and operate the Software, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights or by principles of equity.

     5.3 Software. Seller is the sole and exclusive owner of the Software. Seller has and will transfer good and marketable fee simple title to the Software and upon the consummation of the transactions contemplated hereby, and Buyer will acquire good title to all of the Software, free and clear of any Encumbrances.

     5.4 No Conflict or Violation. After giving effect to consents and lien releases that have been obtained from third parties or will be so obtained prior to the Closing Date, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (ii) conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Software under, any of the terms, conditions or provisions of any contract, agreement, or other instrument or obligation (a) to which Seller is a party or (b) by which the Software is bound, (iii) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award or (iv) impose any Encumbrance, restriction or charge on the Software.

     5.5 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation pending, or to the best of Seller’s knowledge, threatened or anticipated (i) against, related to or affecting the Software or (ii) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Seller is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Software.

     5.6 No Other Agreements to Sell the Software. Neither Seller nor any of its respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Buyer to sell, assign, transfer or effect a sale of any of the Software.

4

     5.7 Intellectual Property Rights. All intellectual property relating to the Software, including all patents, patent applications, trademarks, trade names (whether registered or unregistered), copyrights, patent license, service marks, logos and commercial symbols, together with all other inventions, licenses, trade secrets, patterns, drawings, software, formulae, technical information, research, data, concepts, methods, “know-how,” and trade secrets relating to the Software, are held by, owned by, licensed to or used by the Seller (collectively, the “IP Rights”), are valid and in good standing and none of them infringes (nor has any claim been made that any of them infringes) the patents, trademarks or other rights of others. Seller has taken all action necessary to protect the IP Rights in the United States and all foreign countries reasonably related to Seller’s markets and business objectives. There is no agreement to which Seller is a party or to which Seller is legally bound and no restriction or Encumbrances, materially and adversely affecting the use by Seller and, after the Closing Date, the use by Buyer, of any of the IP Rights. There is no pending litigation or other legal action with respect to any of the IP Rights, and no order, holding, decision or judgment has been rendered by any authority, and no agreement, consent or stipulation exists to which the Seller is a party or of which Seller has knowledge, which would prevent the Seller, or after the Closing Date, Buyer, from using any of the IP Rights.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Seller as follows:

     6.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     6.2 Authorization. Buyer has all requisite power and authority, and has taken all action necessary under its organizational documents, to execute and deliver this Agreement, to consummate the transactions contemplated hereby, including the issuance of the Buyer Common Stock and the Purchased Shares, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditor’s rights or by principles of equity.

     6.3 No Conflict or Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate or conflict with any provision of the organizational documents or Bylaws of Buyer, or (ii) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award binding upon Buyer.

     6.4 Consents and Approvals. No notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement.

ARTICLE 7

ACTIONS BY SELLER AND BUYER
AFTER THE CLOSING

     7.1 Survival of Representations. All statements contained in any certificate, schedule, exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of Seller and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and

5

all claims and causes of action with respect thereto shall terminate upon expiration of two years after the Closing Date. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     7.2 Indemnifications.

          7.2.1 By Seller. Regardless of Seller’s knowledge of the existence of an Indemnifiable Event, as defined below, Seller shall indemnify, defend, save and hold harmless Buyer, its affiliates and subsidiaries, and its respective Representatives, from and against any and all claims, damages, costs, losses (including without limitation diminution in value), taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with lost profits, attorneys’ fees, experts’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, “Damages”), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability; and (iv) any liability imposed upon Buyer by reason of Buyer’s status as transferee of the Software.

          7.2.2 By Buyer. Buyer shall indemnify and save and hold harmless Seller, its affiliates and its Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Buyer in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement.

          7.2.3 General Indemnification Procedures. If a party or person entitled to indemnification hereunder obtains knowledge of any claim, obligation, liability or action for which indemnification may be sought hereunder by such indemnified party, such indemnified party shall give prompt written notice thereof to the indemnifying party. The indemnifying party shall be entitled to control the defense of any such legal proceeding, through legal counsel reasonably satisfactory to the indemnified party, at the sole expense of the indemnifying party, and the indemnified party shall cooperate with the indemnifying party in the defense of such claim. The indemnifying party shall have the right, after reasonable consultation with the indemnified party, to compromise or settle any claim or action which is tendered to the indemnifying party hereunder.

          7.2.4 Buyer’s Right of Offset. Anything in this Agreement to the contrary notwithstanding, Buyer may withhold and set off any amount which Buyer is obligated to indemnify Seller pursuant to this Section 7.2 against any other amounts otherwise due from Seller.

          7.2.5 Liability and Remedies. Except as set forth below, no individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section 7.2. Nothing herein shall relieve either party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement. The term “Damages” as used in this Section 7.2 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller’s obligation to indemnify Buyer, and Buyer’s obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution that either party may have under statute or common law. Buyer shall have all other remedies provided by law or in this Agreement.

     7.3 Assistance. Seller shall execute and deliver such instruments and take such other action as may be requested by Buyer to perfect or protect Buyer’s rights in the Software and to carry out the assignments contemplated in this Agreement and assist Buyer and its nominees in every proper way to secure, maintain, protect and defend for Buyer’s own benefit all such rights in the Software in any and all countries. Seller shall cooperate with Buyer in the filing and prosecution of any copyright, trademarks, and patent applications that Buyer may elect

6

to file on Buyer’s right in the Software or inventions and designs relating to the Software. Seller shall not charge Buyer for mere ministerial executions and the like, but to the extent that such assistance and/or cooperation in the filing or prosecution of copyright or patent applications results in expenditures by Seller of substantial time, material or resources, then Buyer shall reasonably compensate Seller for same.

     7.4 Further Action. After the Closing, Seller shall take all actions reasonably necessary to effect the conveyance of the Software to Buyer free and clear of all Encumbrances.

ARTICLE 8

MISCELLANEOUS

     8.1 Termination.

          8.1.1 Termination. If the Closing Date is not the execution date of this Agreement, this Agreement may be terminated at any time prior to Closing by mutual written consent of Buyer and Seller.

          8.1.2 In the Event of Termination. In the event of termination of this Agreement:

               8.1.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

               8.1.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in Sections 8.9, 8.12, 8.1.2.1 or this Section 8.1.2.2, and except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     8.2 Further Assurances. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing, including using their respective best efforts (a) to obtain all necessary waivers, consents and approvals from other parties required under this Agreement; provided, however, that Buyer shall not be required to make any additional payments to obtain any such waivers, consents or approvals, (b) to effect all necessary registrations and filings, including without limitation submissions of information requested by governmental authorities, and (c) to fulfill all conditions to this Agreement.

     8.3 Consents to Assignment of Software. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, lease, license, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such contract, lease, license, sales order, purchase order, claim or right including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

     8.4 Assignment of Agreement. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without

7

such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     8.5 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

     If to the Seller, addressed to:

Fortune Labs, LLC
930 Tahoe Boulevard, #802-704
Incline Village, NV 89451

     If to Buyer, addressed to:

Teknik Digital Arts Inc.
3104 E. Camelback Rd. #504
Phoenix, AZ 85016
Attention: J. Ward

     with a copy to:

Squire, Sanders & Dempsey L.L.P.
Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004
Attention: Gregory R. Hall, Esq.
Fax: (602) 253-8129

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     8.6 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada (without reference to the choice of law provisions thereof), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     8.7 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

8

     8.8 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     8.10 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     8.11 Titles. The titles, captions or headings of the Articles, Sections and subsections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     8.12 Confidentiality. Neither Buyer nor the Seller shall issue any press release or make any public statement regarding, or disclose to any third party (except as required by law or legal process, and except to each party’s lenders if such lenders so require) any of the terms of, the transactions contemplated hereby, without prior written approval of the other party. In the event that this Agreement is terminated prior to Closing, Buyer agrees to return to the Seller all correspondence and documents furnished by the Seller or its Representatives, and agrees not to disclose or use for its own purposes any confidential or proprietary information of the Seller that has been furnished to it by the Seller or its Representatives.

     8.13 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     8.14 Arbitration. Any controversy arising after the Closing out of or relating to this Agreement, or relating to the breach hereof, shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise expressly provided in this Agreement). The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement.

[Signature page follows.]

9

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf, by their respective, duly authorized officers, all as of the date first above written.

FORTUNE LABS LLC

By:

Name:
Its:

TEKNIK DIGITAL ARTS INC.

By:

Name:
Its:
:

10

EXHIBIT A TO SOFTWARE PURCHASE AGREEMENT

DESCRIPTION OF “SPAMEATER ANTISPAM” SOFTWARE

The definition of Software shall include the following:

     (a) All rights in the underlying technologies held by Seller in making “Spameater Antispam”, e.g. all discoveries, inventions, writings, know-how, designs, techniques, methods, formulae, algorithms, procedures, and all other knowledge or other information, whether or not the subject matter thereof is patentable, copyrightable, or eligible for mask work protection, which are or were incorporated in or used in designing, developing, or modifying “Spameater Antispam” or any hardware or software component thereof, or are known or became known to Seller during development of “Spameater Antispam” and are useful in connection therewith, excluding subject matter in the public domain as of the date hereof or which hereafter enters the public domain through no fault of Seller;

     (b) all rights to the software development tools, software libraries, music, rendering engines used or incorporated in development of “Spameater Antispam”;

     (c) all rights to the software engine associated with “Spameater Antispam”;

     (d) all rights to the Fiction used in “Spameater Antispam”, with “Fiction” meaning plots, characters, names, fictional universes, storylines, likenesses, pictures, graphics, cinema graphic sequences, or any associated trademarks, trade names, service marks, copyrights, or patents;

     (e) all rights in any Sequel of “Spameater Antispam”, with “Sequel” meaning any further product that contains one or more elements from “Spameater Antispam” that is or are copyrighted, capable of being copyrighted, trademarked, or capable of being trademarked; or where the visual display(s), character(s), background(s), environments(s), or any other elements(s) visible to the user, or sound(s), sound effect(s), sound tracks(s) or any other elements(s) audible to the user, or any program rules(s) of operation or method(s) in which the user interacts with the character(s), background(s), or environment(s) of the further products(s) are reasonably similar to the corresponding element(s) of the first “Spameater Antispam”;

     (f) all rights in any Add-On for “Spameater Antispam”, with “Add-On” meaning an additional component, feature, expansion, or content for use in combination with or as an enhancement to the original release of “Spameater Antispam” that may be offered for sale by Buyer;

     (g) all rights in any Port of “Spameater Antispam”, with “Port” meaning a substantially similar version of a work compatible with and for use on a computer or video game system other than that for which the work was originally designed; and

     (h) all rights to derivative products in any form, tangible or intangible, software based or otherwise, including but not limited to merchandising, television, and cinema.

EXHIBIT B TO SOFTWARE PURCHASE AGREEMENT

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

Warrant To Purchase Common Stock
Of
TEKNIK DIGITAL ARTS INC.

Warrant No.:___	Number of Shares: 400,000
Date of Issuance: ___, 2003

     Teknik Digital Arts Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fortune Labs LLC, the registered holder hereof or its permitted assigns (“holder”), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) four hundred thousand (400,000) duly authorized and validly issued, fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the “Warrant Shares”) at the Warrant Exercise Price set forth below, in each case, subject to adjustment as provided herein.

     1. Definitions.

     (a) Agreement. This Warrant is being issued in connection with transactions entered into by and among the Company and Fortune Labs LLC pursuant to that certain Software Purchase Agreement of even date herewith.

     (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

     (i) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Arizona are authorized or required by law to remain closed.

     (ii) “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Principal Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of this Warrant. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     (iii) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the lowest ask price and lowest bid price of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of this Warrant. If the Company and the holder of this Warrant are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by the term “Market Price” being substituted for the term “Closing Sale Price” and the procedures set forth in Section 2(a) shall be applied. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     (iv) “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

     (v) “Expiration Date” means the date four (4) years from the Issuance Date or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Arizona or the State of Arizona or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a “Holiday”), the next date that is not a Holiday.

     (vi) “Issuance Date” means the date of issuance of this Warrant.

     (vii) “Market Price” means, with respect to any security for any date of determination, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security on each of the five (5) consecutive trading days immediately preceding such date of determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period).

     (viii) “Person” means an individual, a limited liability company, a partnership, an association, a joint venture, a joint-stock company, a corporation, a trust, an unincorporated organization and a government or any department or agency or political subdivision thereof.

     (ix) “Principal Market” means the OTC Bulletin Board, Nasdaq SmallCap Market or Nasdaq National Market.

     (x) “Securities Act” means the Securities Act of 1933, as amended.

     (xi) “Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

     (xii) “Warrant Exercise Price” shall be $2.50 for the 30-day period commencing on the date a registration statement relating to the resale of the Warrant Shares is declared effective by the Securities and Exchange Commission and such shares are eligible for trading on a Principal Market, and $5.00 thereafter, subject to adjustment as herein provided.

     (xiii) Other Definitional Provisions. Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company’s successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time. When used in this Warrant, the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section,” “Schedule,” and “Exhibit” shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified. Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     2. Exercise of Warrant

     (a) Subject to the terms and conditions hereof, including the conditions on exercise set forth in subparagraph 2(b) hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Exercise Notice”), of such holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased; (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash, check or bank funds or wire transfer of immediately available funds; and (iii) the surrender of this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the third Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), credit such aggregate number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the holder (or its designee) shall be entitled to the holder’s (or its designee’s) balance account with The Depository Trust Company and remit any cash amount owed in lieu of any fraction of a share pursuant to Section 2(d); provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, then the Company shall, on or before the third Business Day following receipt of the Exercise Delivery Documents issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate or certificates, registered in the name of the holder (or its designee), for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the holder (or its designee) shall be entitled together with an amount of cash in lieu of any fraction of a share as provided in Section 2(d). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to above, the holder of this Warrant (or its designee) shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price or the Market Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder (or its designee) the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one Business Day of receipt of the holder’s Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or the Market Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Market Price to an independent, reputable investment banking firm of nationally recognized standing, mutually acceptable to both the Company and the holder or (ii) the disputed arithmetic calculation of the Warrant Shares to an independent, outside accountant, mutually acceptable to both the Company and the holder. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm’s or accountant’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error. Fees and expenses incurred in connection with the retention of an investment banking or accounting firm pursuant to this Section 2(a) shall be shared equally by the Company and the holder irrespective of the determination or calculation of such firm.

     (b) Subject to the conditions on exercise set forth herein, unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than three (3) Business Days after delivery of the Exercise Delivery Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised. The new Warrant shall be registered in such name or names as may be directed in writing by the holder and delivered to the Person or Persons entitled to receive the same.

     (c) No fractional shares or scrip representing fractional shares of Common Stock are to be issued upon the exercise of this Warrant. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     3. (a) Adjustment for Dividends in Other Stock and Property; Reclassifications. In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

     (1) other or additional stock or other securities or property (other than cash) by way of dividend or other distribution,

     (2) any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

     (3) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement,

(other than (x) shares of Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities), then and in each such case a holder, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such holder would hold on the date of such exercise if on the Issuance Date such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (2) and (3) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 3 hereof.

     (b) Adjustment for Reorganization, Consolidation and Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) or reclassification of its securities after the Issuance Date (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the surviving corporation), or the Company (or any such other corporation) shall consolidate with or merge into or engage in a share exchange or similar corporate transaction with another corporation or entity pursuant to which the Company is not the surviving corporation or convey or exchange all or substantially all its assets to another corporation or entity, then and in each such case the holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, reclassification, consolidation, merger, share exchange, conveyance or exchange, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 3 hereof; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation. An adjustment made pursuant to this Section 3(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (c) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) entitled to receive, a dividend or other distribution payable in additional shares of (x) Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities, then and in each such event

     (1) the Warrant Exercise Price then in effect shall be decreased as of the time of the issuance of such additional shares or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Warrant Exercise Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividends or distributions; and

     (2) the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be increased, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, to a number determined by multiplying the number of shares of Common Stock so purchasable prior to the time of such issuance or the close of business on such record date as the case may be by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (1) of this Section 3(c) and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

     (d) Stock Split and Reverse Stock Split. If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Warrant Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

     (e) Notice of Adjustment. Whenever the number of Warrant Shares issuable upon the exercise of a Warrant is adjusted, as herein provided, the Company shall mail by first class mail, postage prepaid, to each holder, notice of such adjustment or adjustments setting forth the number of Warrant Shares or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     4. Mandatory Exercise. If at any time during the term of this Warrant the Closing Bid Price of the Common Stock shall equal or exceed $9.00 (as equitably adjusted to reflect any merger, consolidation or reorganization of the Company or any stock split, subdivision, reverse stock split or combination effected by the Company) on each of twenty (20) consecutive trading days, holder shall automatically be deemed to have exercised this Warrant effective as of the next succeeding Business Day (the “Mandatory Exercise Event”). The Company shall promptly give holder notice of the occurrence of the Mandatory Exercise Event and holder shall thereafter have three (3) Business Days from receipt of such notice to deliver this Warrant and the Exercise Price (if and to the extent the holder does make a Cashless Exercise from the Warrant Shares) in accordance with the terms of Section 2 hereof. The Company shall credit such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the holder (or its designee) shall be entitled to the holder’s (or its designee’s) balance account with the Depository Trust Company effective as of the Mandatory Exercise Event. Alternatively, at the holder’s request, the Company shall, on or before the third Business Day following the receipt of such request issue and surrender to a common carrier for overnight delivery to the address specified in the request, a certificate or certificates, registered in the name of the holder (or its designee), for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the holder (or its designee) shall be entitled. Cash in lieu of fractional shares shall be paid to the holder as promptly as practicable.

     5. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

     (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

     (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, reserved and available (free from preemptive rights), out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon exercise of this Warrant, at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

     (d) The Company shall secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed within the time required by such exchange or quotation system’s rules and regulations and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system within the time required by such exchange or quotation system’s rules and regulations, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

     (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     (f) This Warrant will be binding upon the Company and its respective successors, assigns, beneficiaries, executors and administrators.

     6. Taxes. The Company shall pay any and all taxes and similar governmental charges which may be payable with respect to the issuance and delivery of the Warrants or any Warrant Shares (or other securities) deliverable upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax and similar governmental charges that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holders of this Warrant to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

     7. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder of this Warrant, solely by virtue of such holding, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 7, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     8. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”).

     9. Representations of the Company.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

     (b) The authorized capital of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of par value $.001 preferred stock. As of the close of business on December 30, 2003, ___shares of Common Stock were issued and outstanding, and no such shares were held in treasury.

     (c) All corporate action on the part of the Company necessary for the authorization, execution, delivery of this Warrant by the Company and for the authorization, issuance and delivery of the Warrant Shares has been taken.

     10. Ownership and Transfer.

     (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each authorized transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

     (b) This Warrant and the rights granted hereunder shall not be assignable by the holder hereof without the prior express written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion.

     (c) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement entered into concurrently with this Warrant and any holder of this Warrant (and the authorized assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

     (d) The Warrant Shares may be disposed of by the holder hereof in “brokers’ transactions” within the meaning of Section 4(4) of the Securities Act. In addition, in the event the holder desires to dispose of the Warrant Shares in a privately negotiated transaction with a third party (or third parties, as the case may be), such transaction (or transactions) shall, subject to the exceptions below, be subject to the mutual agreement of the holder and the Company as to the third party, which agreement shall be evidenced by a written instrument in form and substance reasonably satisfactory to the parties. The provisions of this Section 10(d) shall not apply to a transfer (each, a “Permitted Transfer”) by the holder which is an affiliate of holder, provided the transferee will be subject to the terms of this Section 10 and any such transfer is not in violation of applicable federal or state securities laws.

     11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an executed Lost Warrant Affidavit in substantially the form annexed hereto as Exhibit C (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Every new Warrant executed and delivered pursuant to this Section 11 in lieu of any destroyed, lost or stolen Warrant shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone.

     12. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company: Teknik Digital Arts Inc. 3104 East Camelback Road, Suite 509 Phoenix, Arizona 85016 Telephone: ___-___-___ Facsimile: ___-___-___ Attention: John R. Ward, President

With copy to:

Squire, Sanders & Dempsey L.L.P. Two Renaissance Square 40 North Central Avenue, Suite 2700 Phoenix, Arizona 85004 Telephone: 602-528-4000 Facsimile: 602-253-8129 Attention: Gregory R. Hall, Esq.

If to the Holder:

If to a holder of this Warrant, to it at the address and facsimile number as shall be delivered to the Company by such holder at any time with copies to such holder’s representatives at such address and facsimile as shall be delivered to the Company by the holder at any time. Each party shall provide five days’ prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     13. Date. The date of this Warrant is December 31, 2003. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Sections 5, 8 and 9 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

     14. Amendment and Waiver. Except as provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     15. Descriptive Headings; Governing Law; Jurisdiction. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Arizona, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Arizona, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Arizona. Each of the parties hereto irrevocably consents and submits to the nonexclusive jurisdiction of the Supreme Court of the State of Arizona and the United States District Court for the Southern District of Arizona in connection with any proceeding arising out of or relating to this Warrant, waives any objection to venue in the County of Arizona, State of Arizona, or such District, and agrees that service of any summons, complaint, notice of other process relating to such proceeding may be effected in the manner provided by Section 11 hereof

     16. .Registration Rights.

     (a) All Warrant Shares issuable upon exercise of this Warrant shall be entitled to “piggy-back” registration rights as follows: If the Company proposes to register (including for this purpose a registration effected by the Company for its stockholders) any of its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of such securities (other than in connection with the Company’s initial public offering), on a registration form that would also allow the registration of the Warrant Shares (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall: (a) promptly give to each holder written notice of the Company registration (which shall include the number of shares the Company or other holders propose to register and, if known, the name of the proposed underwriter); and (b) use its best efforts to include in such registration all the Warrant Shares specified in a written request or requests, made by any holder within fifteen (15) days after the date of delivery of the written notice from the Company described in clause (a) above.

     (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 16 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company.

     (c) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 16 to include any of the holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and to enter into any underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine will not jeopardize the success of the offering by the Company. If the total amount of securities, including Warrant Shares, requested to be included in such offering exceeds the amount of securities that the underwriters determine is compatible with the success of the offering, then the Warrant Shares of the holders, the securities of the Company and the securities held by any other stockholders distributing their securities through such underwriting shall be excluded from the underwriting by reason of the underwriter’s marketing limitation to the extent so required by such limitation as follows: (a) first, the securities held by such other stockholders distributing their securities through such underwriting shall be excluded, (b) if after all securities held by such other stockholders have been excluded and additional shares are required to be excluded, Warrant Shares of the holders shall be excluded in a manner such that the number of any Warrant Shares that may be included by such holders are allocated in proportion, as nearly as practicable to the amounts of Warrant Shares held by such holders, and (c) if after all securities held by the holders and such other stockholders have been excluded and additional shares are required to be excluded, securities of the Company shall be excluded.

TEKNIK DIGITAL ARTS INC.
By:
Name:
Title:

Exhibit A To Warrant

SUBSCRIPTION FORM

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

TEKNIK DIGITAL ARTS INC.

     The undersigned holder hereby exercises the right to purchase _________of the shares of Common Stock (“Warrant Shares”) of Teknik Digital Arts Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

_________a “Cash Exercise” with respect to _________Warrant Shares.

     2. Payment of Warrant Exercise Price. The holder shall pay the sum of $_________to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder _________Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Exhibit B To Warrant

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to _________, Federal Identification No. _________, a warrant to purchase _________shares of the capital stock of Teknik Digital Arts Inc., a Nevada corporation, represented by warrant certificate no. _________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint _________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated: _________________, ____

By:
Its:

Exhibit C To Warrant

FORM OF AFFIDAVIT OF LOSS

STATE OF	)
) ss:
COUNTY OF	)

     The undersigned (hereinafter “Deponent”), being duly sworn, deposes and says that:

          1. Deponent is an adult whose mailing address is:

          2. Deponent is the recipient of a Warrant (the “Warrant”) from Teknik Digital Arts Inc. (the “Company”), dated _________for the purchase of _________shares of Common Stock, par value $.001 per share, of the Company, at an exercise price of $_________per share.

          3. The Warrant has been lost, stolen, destroyed or misplaced, under the following circumstances:

          4. The Warrant was not endorsed.

          5. Deponent has made a diligent search for the Warrant, and has been unable to find or recover same, and Deponent was the unconditional owner of the Warrant at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Warrant nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Warrant.

          6. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new warrant in substitution for the Warrant.

          7. If the Warrant should ever come into the hands, custody or power of the Deponent or the Deponent’s representatives, agents or assigns, the Deponent will immediately and without consideration surrender the Warrant to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

          8. The Deponent hereby indemnifies and holds harmless the Company from any claim or demand for payment or reimbursement of any party arising in connection with the subject matter of this Affidavit.

Signed, sealed and dated: _________________________

Deponent

Sworn to and subscribed before me this
____ day of _____________, _________

Notary Public

EXHIBIT C TO SOFTWARE PURCHASE AGREEMENT

FORM OF CONSULTING AGREEMENT

CONSULTING AGREEMENT

          This Consulting Agreement (the “Agreement”) is entered into this January 1, 2004 by and between, Chris Fortune (the “Consultant”), an Individual, for itself and its heirs, executors, administrators, related entities and assigns and Teknik Digital Arts Inc. (the “Company”).

RECITALS

          WHEREAS, the Company is in need of assistance in the area of Software Development; and WHEREAS, Consultant has agreed to perform consulting work for the Company in Software Development services and other related activities for the Company;

          NOW, THEREFORE, the parties hereby agree as follows:

     1. Consultant’s Services. Consultant shall be available and shall provide to the Company professional services in the area of Software Development (“Consulting Services”) as needed and requested.

     2. Consideration

     A. RATE. In consideration of the Services to be performed by Consultant under this Agreement, the Company will (i) pay Consultant the rate of $3,000 per month, and (ii) issue to Consultant an aggregate of 50,000 shares of common stock of the Company, which shares shall be restricted securities within the meaning of the U.S federal securities laws. .

     B. EXPENSES. Additionally, the Company will pay Consultant for the following expenses: all travel expenses to and from all work sites; meal expenses, administrative expenses, lodging expenses for overnight stays; and miscellaneous travel-related expenses including parking and tolls incurred while this Agreement between Company and the Company exists.

Consultant shall submit written documentation and receipts where available itemizing the dates on which expenses are incurred. The Company shall pay Consultant the amounts due pursuant to submitted reports within Seven days after a report is received by the Company.

     3. Independent Contractor. Nothing contained herein or any document executed in connection herewith, shall be construed to have created an employer-employee partnership or joint venture relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold itself out as an employee of the Company and Consultant acknowledges that it shall not have the right or entitlement in or to any of the pension, retirement or other benefit programs now or hereafter available to the Company’s regular employees. Any and all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal or municipal laws or union or professional guild regulations shall be Consultant’s sole responsibility and Consultant shall indemnify and hold Company harmless from any and all damages, claims and expenses arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments.

     4. Confidentiality. In the course of performing consulting services, the parties recognize that Consultant may come in contact or become familiar with information which the company or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to Software and Video Game Development— which information may be of value to a competitor. Consultant agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Company personnel or their designees.

     5. Term. This Agreement shall commence on January 1, 2004 and shall terminate on December 31, 2004 unless earlier terminated by either party hereto.

     6. Competent Work. All work will be done in a competent fashion in accordance with applicable standards of the profession and all services are subject to final approval by a representative of the Company prior to payment.

     7. Representations and Warranties. The Consultant will make no representations, warranties, or commitments binding the Company without the Company’s prior consent.

     8. Legal Right. Consultant covenants and warrants that it has the unlimited legal right to enter into this Agreement and to perform in accordance with its terms and without violating the rights of others or any applicable law and that it has not and shall not become a party to any other agreement or any kind which conflicts with this Agreement. Consultant shall hold indemnify and hold harmless the Company from any and all damages, claims and expenses arising out of or resulting from any claim that this Agreement violates any such agreements. Breach of this warranty shall operate to terminate this Agreement automatically without notice as specified in Paragraph 5 and to terminate all obligations of the Company to pay any amounts which remain unpaid under this Agreement.

     9. The Waiver. Failure to invoke any right, condition, or covenant in this Agreement by either party shall not be deemed to imply or constitute a waiver of any rights, condition, or covenant and neither party may rely on such failure.

     10. Notice. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the United States properly addressed to the appropriate party at the address set forth below:

1.	Notices as to Consultant:	Chris Fortune
413 3rd Street
Nelson, BC V1L 3G3

2.	Notices as to Company:	Teknik Digital Arts Inc.
3104 E. Camelback Rd., #509
Phoenix AZ 85016

     11. Enforceability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of the Agreement shall be remain in full force and effect and shall in no way be impaired.

     12. Miscellaneous.

a. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of this Agreement shall be binding unless in writing and signed by both parties.

b. Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of Consultant and the Company and to the Company’s successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by Consultant of any of its rights or obligations hereunder, and such assignment is expressly prohibited without the prior written consent of the Company.

c. Governing Law, Severability. This Agreement shall be governed by the laws of the State of Arizona. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     WHEREFORE, the parties have executed this Agreement as of the date written above.

COMPANY:

By:	Date:

CONSULTANT:

By:	Date:

EXHIBIT D TO SOFTWARE PURCHASE AGREEMENT

FORM OF BILL OF SALE

BILL OF SALE

     This Bill of Sale is made as of the ___day of _________, 200______, by Fortune Labs LLC, a Nevada limited liability company (“Seller”), in favor of and to Teknik Digital Arts, Inc., a Nevada corporation (“Buyer”).

Recitals

     A. Seller and Buyer entered into that certain Software Purchase Agreement dated December 31, 2003.

     B. In connection with such Software Purchase Agreement, Seller has agreed to sell, convey, and transfer to Buyer, by this Bill of Sale, certain personal property being more specifically identified on Exhibit A to the Software Purchase Agreement (the “Property”).

Agreement

     Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller has given, granted, conveyed, assigned, transferred, bargained, sold, remised, released, alienated, set over and confirmed, and by these presents does give, grant, convey, assign, transfer, bargain, sell, remise, release, alienate, set over and confirm unto Buyer, its successors and assigns, forever, the Property.

     To have and to hold the Property unto Buyer, and Seller does hereby bind its successors and assigns to warrant and defend all and singular the Property unto Buyer and its successors and assigns against every person or entity.

     In witness whereof, Seller has caused this Bill of Sale to be executed as of the date set forth above.

SELLER: FORTUNE LABS LLC
By:
Name:
Its: